Exhibit 15.1(b)
CONSENT OF INDEPENDENT ACCOUNTANTS
Sony Ericsson Mobile Communications AB (Sony Ericsson)
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-11756, 333-13334, 333-14150, 333-85348, 333-104172, 333-114158, 333-123687, 333-129808 and 333-138765) of Sony Corporation of our report dated June 17, 2007 relating to the financial statements of Sony Ericsson, which appears in this Annual Report on Form 20-F.
/s/ PricewaterhouseCoopers AB
Stockholm, Sweden
June 21, 2007